EXHIBIT 10.1

SECOND AMENDMENT TO SENIOR SECURED CONVERTIBLE NOTES
SECOND AMENDMENT TO SENIOR SECURED CONVERTIBLE NOTES, dated as of August 8, 2018 (this "Amendment"), by and between comScore, Inc., a Delaware corporation (the "Company"), and each of the investors listed on the signature pages attached hereto (individually, a "Buyer" and collectively, the "Buyers").
WHEREAS, the Company and the Buyers have entered into, among others: (i) that certain Securities Purchase Agreement, dated as of January 16, 2018 (the "Securities Purchase Agreement") and (ii) that certain Registration Rights Agreement, dated as of January 16, 2018 (the "Registration Rights Agreement");
WHEREAS, pursuant to the Securities Purchase Agreement: (i) on January 16, 2018 the Company issued to each Buyer a Senior Secured Convertible Note in the aggregate principal amount set forth opposite such Buyer's name in column 3(a) of the Schedule of Buyers attached to the Securities Purchase Agreement (as amended prior to the date hereof, the "Initial Notes") and (ii) on May 17, 2018 the Company issued to each Buyer a Senior Secured Convertible Note (the "Additional Notes" and together with the Initial Notes, the "Notes") in the aggregate principal amount set forth opposite such Buyer's name in column 3(b) of the Schedule of Buyers attached to the Securities Purchase Agreement;
WHEREAS, Section 16 of the Notes provides that written consent of the Required Holders (as defined therein) shall be required for any change or amendment to the Notes;
WHEREAS, Section 10 of the Registration Rights Agreement provides that written consent of the Required Holders (as defined therein) shall be required for any change or amendment to the Registration Rights Agreement; and
WHEREAS, in compliance with Section 16 of the Notes and Section 10 of the Registration Rights Agreement, the Company and the Buyers, which together represent the Required Holders (as defined in each of the Notes and the Registration Rights Agreement), desire to amend each of the Notes and the Registration Rights Agreement as set forth herein, which amendments shall be binding on the holders of all Notes as of the execution and delivery of this Amendment by the Company and the Buyers (such time, the "Effective Time").
NOW, THEREFORE, in consideration of the premises and the mutual agreements, provisions and covenants contained herein, the parties hereby agree as follows:

1.
Definitions. Unless otherwise specified herein, all capitalized terms used and not defined herein shall have the meanings ascribed to them in the Notes or the Registration Rights Agreement, as applicable.

2.	Amendments.

a.	Section 15(c) of the Notes is hereby amended and restated in its entirety, as follows:

"(c)    The Company shall maintain on deposit cash and/or cash equivalents (as defined in GAAP) in an aggregate amount equal to:
(i)    not less than $40,000,000 from and after the Initial Closing Date to and excluding the earlier to occur of (x) the consummation of the Rights Offering (as defined in the Securities Purchase Agreement) and (y) the Maturity Date (such earlier date, the "Cash Measuring Date"); provided, however, that such amount shall be not less than $20,000,000 from August 8, 2018 to and excluding the earlier of (x) April 1, 2019 and (y) the Cash Measuring Date;
(ii)    solely if the Cash Measuring Date is determined by clause (x) of such definition:
(1)    not less than $75,000,000 from and after the Cash Measuring Date through and excluding January 1, 2020; provided, however, that such amount shall be not less than $55,000,000 for the period, if any, from and after the Cash Measuring Date to and excluding April 1, 2019; and
(2)    not less than $50,000,000 from and after January 1, 2020 through and including the Maturity Date."

b.
From and after the Effective Time, the principal amounts of the Initial Notes and the Additional Notes of each Buyer shall be increased by the principal amounts set forth in Exhibit A attached hereto, with Interest on such additional principal amounts accruing in accordance with the terms of the Notes from and after the Effective Time.

3.
Effectiveness. This Amendment shall become effective as of the Effective Time. Upon effectiveness of this Amendment, this Amendment shall be considered one and the same "instrument" for purposes of Section 16 of the Notes and shall amend the Notes as provided herein.

4.
Ratifications. Except as otherwise expressly provided herein, the Notes, the Registration Rights Agreement, the Security Documents and each other Transaction Document, are, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Effective Time (i) all references in the Notes to "this Note", "hereto", "hereof", "hereunder" or words of like import referring to the Notes shall mean the Notes as amended by this Amendment, (ii) all references in the Registration Rights Agreement to "the Notes", "the Initial Notes", the "Additional Notes", "hereto", "hereof", "hereunder" or words of like import referring to the Notes, the Initial Notes and/or the Additional Notes shall mean the Notes, the Initial Notes and/or the Additional Notes, as applicable, as amended by this Amendment and (iii) all references in the Security Documents and in the other Transaction Documents, to the "Notes" (and corollary references to "thereto", "thereof", "thereunder" or words of like import referring to the Notes) shall mean the Notes as amended by this Amendment. For the avoidance of doubt and further to the preceding clause (ii), the Company hereby acknowledges and agrees that the additional Conversion Shares and the Interest Shares which may be issuable pursuant to the terms of the Notes by virtue of the amendment of the Notes set forth in Section 2(b) above shall be treated as "Registrable Securities" under the Registration Rights Agreement and the Buyers shall be granted the same registration rights with respect to such additional shares as if the Initial Notes and the Additional Notes, as applicable, were initially issued for such increased principal amounts. The Company hereby agrees and acknowledges that it shall undertake any necessary action in order to give effect to the foregoing, including, without limitation, amending the registration statement on Form S-1 currently on file with the SEC (No. 333-226246) prior to effectiveness to disclose this Amendment and to increase the number of shares being registered for resale by the Buyers as a result of this Amendment.

5.
Representations and Warranties. Each Buyer, severally and not jointly, represents and warrants to the Company, and the Company represents and warrants to each Buyer as of the date hereof and as of the Effective Time that: Such Person is an entity duly organized and validly existing under the laws of the jurisdiction of its formation, has the requisite power and authority to execute and deliver this Amendment and to carry out and perform all of its obligations under the terms of this Amendment; This Amendment has been duly executed and delivered on behalf of such Person, and this Amendment constitutes the valid and legally binding obligation of such Person enforceable against such Person in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies; The execution, delivery and performance by such Person of this Amendment and the consummation by such Person of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Person, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Person is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Person, except in the case of clause (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Person to perform its obligations hereunder.

6.
Disclosure. On or before 9:30 a.m., New York City time, on August 10, 2018 (the "Filing Date"), the Company shall file: (i) its Quarterly Report on Form 10-Q for the quarter ended June 30, 2018 (the "10-Q Filing") and (ii) a Current Report on Form 8-K describing the terms of the transactions contemplated hereby in the form required by the 1934 Act and attaching this Amendment as an exhibit to such filing (the "8-K Filing" and together with the 10-Q Filing, the "Company Filings"). From and after the filing by the Company of the Company Filings on or prior to the Filing Date, the Company hereby acknowledges and agrees that no Buyer shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, that has not been publicly disclosed. The Company understands and confirms that the Buyers will rely on the foregoing in effecting transactions in securities of the Company.

7.
Fees and Expenses. The Company shall reimburse counsel to Starboard Value and Opportunity Master Fund Ltd. or its designee(s) its reasonable, actually incurred legal fees and expenses within two (2) Business Days of this Amendment by wire transfer of immediately available funds in accordance with the written instructions of Schulte Roth & Zabel LLP delivered to the Company. Except as otherwise set forth herein, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party.

8.
Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under the Securities Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof to the fullest extent enforceable under applicable law. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

9.
Counterparts; Headings. This Amendment may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. The headings of this Amendment are for convenience of reference and shall not form part of, or affect the interpretation of, this Amendment.

10.
Severability. If any provision of this Amendment is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Amendment so long as this Amendment as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

11.	Amendments. Any amendments or modifications hereto must be executed in writing by all parties hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first above written.

COMPANY:

COMSCORE, INC.

By:	/s/ Gregory A. Fink
Name: Gregory A. Fink
Title: Chief Financial Officer

[Signature Page to Amendment]

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first above written.

BUYER:

STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD.
By:	Starboard Value LP, its investment manager

By:	/s/ Peter A. Feld
Name:	Peter A. Feld
Title:	Authorized Signatory

[Signature Page to Amendment]

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first above written.

BUYER:

STARBOARD VALUE AND OPPORTUNITY C LP
By:	Starboard Value R LP, its general partner

By:	/s/ Peter A. Feld
Name:	Peter A. Feld
Title:	Authorized Signatory

[Signature Page to Amendment]

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first above written.

BUYER:

STARBOARD VALUE AND OPPORTUNITY S LLC
By:	Starboard Value LP, its manager

By:	/s/ Peter A. Feld
Name:	Peter A. Feld
Title:	Authorized Signatory

[Signature Page to Amendment]

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first above written.

BUYER:

STARBOARD VALUE LP, in its capacity as the investment manager of a certain managed account

By:	Starboard Value GP LLC, its general partner

By:	/s/ Peter A. Feld
Name:	Peter A. Feld
Title:	Authorized Signatory

[Signature Page to Amendment]

Exhibit A

Buyer	Increase in Principal Amount of Initial Notes	Increase in Principal Amount of Additional Notes
Starboard Value and Opportunity Master Fund Ltd.	$1,148,497.97	$382,832.65
Starboard Value and Opportunity S LLC	$130,003.55	$43,334.52
Starboard Value and Opportunity C LP	$72,658.05	$24,219.35
Account Managed by Starboard Value LP	$148,840.43	$49,613.48
TOTAL	$1,500,000.00	$500,000.00

[Signature Page to Amendment]